                                                                 EXHIBIT 10.19



                                                                EXECUTION COPY




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                             JLA CREDIT CORPORATION,
                           as Seller and as Servicer,


                                       and


                          JLA FUNDING CORPORATION III,
                                  as Purchaser









                              --------------------


                          SALE AND SERVICING AGREEMENT
                           Dated as of March 30, 1998


                              --------------------










===============================================================================

                                TABLE OF CONTENTS

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                                   ARTICLE I.

                                   DEFINITIONS

  SECTION 1.01     Definitions...................................................1

                                   ARTICLE II.

                    PURCHASE AND SALE OF THE CONTRACT ASSETS

  SECTION 2.01     Purchases and Sales ..........................................5
  SECTION 2.02     Conditions to Obligations of the Purchaser ...................5
  SECTION 2.03     Conditions to Obligations of the Seller ......................6
  SECTION 2.04     Contract Purchase Dates.......................................7

                                  ARTICLE III.

                                  THE CONTRACTS

  SECTION 3.01     Representations and Warranties of the Purchaser ..............7
  SECTION 3.02     Representations and Warranties of the Seller .................8
  SECTION 3.03     Retransfer of Contracts .....................................11
  SECTION 3.04     Custody of Contract Files ...................................12
  SECTION 3.05     Duties of Servicer as Custodian .............................12
  SECTION 3.06     Instructions; Authority to Act ..............................13
  SECTION 3.07     Effective Period and Termination ............................13
  SECTION 3.08     Substitution of Contracts ...................................13
  SECTION 3.09     Notice of Substitution ......................................14
  SECTION 3.10     Subsequent Obligations ......................................15

                                   ARTICLE IV.

                    ADMINISTRATION AND SERVICING OF CONTRACT

  SECTION 4.01     Duties of Servicer, Subservicing Arrangements ...............15
  SECTION 4.02     Collection of Contract Payments .............................16
  SECTION 4.03     Repossession of Equipment ...................................17
  SECTION 4.04     Theft and Physical Damage Insurance .........................17
  SECTION 4.05     Covenants of the Servicer ...................................17
  SECTION 4.06     Transfer of Contracts upon Breach ...........................18
  SECTION 4.07     Servicing Fee ...............................................19
  SECTION 4.08     Monthly Servicer Report......................................19
  SECTION 4.09     Annual Statement as to Compliance............................19
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  SECTION 4.10     Annual Accountants' Statement ...............................20
  SECTION 4.11     Access to Certain Information ...............................20
  SECTION 4.12     Weekly Servicer Verification ................................20

                                   ARTICLE V.

                            DISTRIBUTIONS; STATEMENTS


  SECTION 5.01     Accounts ....................................................21
  SECTION 5.02     Collections, Applications ...................................21
  SECTION 5.03     Additional Deposits .........................................21
  SECTION 5.04     Distributions ...............................................21
  SECTION 5.05     Statements to Noteholders ...................................22

                                   ARTICLE VI.

                                   THE SELLER

  SECTION 6.01     Additional Representations of the Seller ....................22
  SECTION 6.02     Merger or Consolidation of Seller ...........................23
  SECTION 6.03     Limitation on Liability of Seller and Others ................24
  SECTION 6.04     Covenants of Seller .........................................24
  SECTION 6.05     Other Liens or Interests ....................................25
  SECTION 6.06     Costs and Expenses ..........................................25
  SECTION 6.07     Indemnification .............................................25
  SECTION 6.08     Sale ........................................................26
  SECTION 6.09     Accounting Statements .......................................27

                                  ARTICLE VII.

                  THE SERVICER; REPRESENTATIONS AND INDEMNITIES

  SECTION 7.01     Representations of the Servicer .............................27
  SECTION 7.02     Liability of Servicer, Indemnities ..........................28
  SECTION 7.03     Merger or Consolidation of Servicer .........................29
  SECTION 7.04     Limitation on Liability of Servicer and Others ..............29
  SECTION 7.05     Servicer Not to Resign ......................................30
  SECTION 7.06     Protection of Interest of Trust Property ....................30

                                  ARTICLE VIII.

                                     DEFAULT

  SECTION 8.01     Events of Default ...........................................31
  SECTION 8.02     Appointment of Successor ....................................33
  SECTION 8.03     Notification to Noteholders .................................34
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  SECTION 8.04     Waiver of Past Defaults .....................................35

                                   ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

  SECTION 9.01     Amendment ...................................................35
  SECTION 9.02     Counterparts ................................................35
  SECTION 9.03     Governing Law ...............................................35
  SECTION 9.04     Notices .....................................................36
  SECTION 9.05     Severability of Provisions ..................................36
  SECTION 9.06     Assignment ..................................................36
  SECTION 9.07     Submission to Jurisdiction; Venue ...........................36
  SECTION 9.08     No Bankruptcy Petition ......................................37
  SECTION 9.09     Rule 144A Information .......................................37
  SECTION 9.10     Limited Recourse ............................................37
  SECTION 9.11     Trustee Rights ..............................................37


 Exhibit A         Form of Bill of Sale
 Exhibit B         Form of Monthly Servicer Report
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                                      -iii-

                  This SALE AND SERVICING AGREEMENT dated as of March 30, 1998 is by and between JLA CREDIT CORPORATION, as Seller (the "Seller") and as Servicer (the "Servicer"), and JLA FUNDING CORPORATION III, as Purchaser (the "Purchaser").

                                    RECITALS

                  The Seller desires to sell to the Purchaser, and the Purchaser desires to buy from the Seller, from time to time during the Note Issuance Period (as defined herein), Contracts (and related Contract Assets), and the Seller and Purchaser desire, in addition, that the Seller act as Servicer of such Contracts and Contract Assets.

                  In consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                   SECTION 1.01 Definitions. Whenever used in this Agreement, capitalized terms, used and not defined herein have the meanings specified in the Indenture (as defined herein) and the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  "Agreement" means this Sale and Servicing Agreement, as it may be amended or supplemented from time to time.

                  "Bill of Sale" means the Bill of Sale to be delivered on each Contract Purchase Date pursuant to which the Seller sells to the Purchaser the Contracts identified in such Bill of Sale on such Contract Purchase Date, a form of which is attached hereto as Exhibit A.

                  "Contract" means, for any applicable Contract Purchase Date, each commercial loan contract or equipment finance lease contract, secured by commercial and/or industrial equipment, including any amendment or modification of such contract and any schedules and promissory notes incorporated therein (including, without limitation, all right to receive Contract Payments) sold and transferred to the Purchaser on such Contract Purchase Date, as identified in the related Bill of Sale.

                  "Contract Assets" means the Contracts (exclusive of any Administrative Fees and all amounts due or becoming due under such Contracts prior to the applicable Cut-Off Dates), together with (i) a perfected security interest, if any, in the Equipment; (ii) certain rights, remedies and interests under the Sale and Servicing Agreement, (iii) amounts representing Security Deposit Offsets applied to unpaid Contract Payments due after the Cut-Off Date;
(iv) any guaranty, relating to a Contract; (v) each Insurance Policy, if any, covering Equipment, including all rights to any Insurance Proceeds received on or after the applicable Cut-Off Date; (vi) the interest of the Seller in any funds to be deposited in the Collection Account; (vii) all documents contained in the Contract Files (of which JLA will retain possession only as agent of the Purchaser); (viii) all payments and proceeds with respect to the Contracts and the other Contract Assets (including any Recoveries on the Contracts) held by the Servicer or any subservicer; and (ix) all proceeds of the foregoing.

                  "Contract Files" means the documents specified in Section
3.04.

                  "Contract Payment" means, with respect to each Contract, the scheduled monthly Contract payment for the Equipment leased or otherwise financed by the Obligor under such Contract, consisting of an Interest Component and a Principal Component.

                  "Contract Purchase Date" means each date during the Note Issuance Period that is designated by the Purchaser to the Seller, upon not less than five Business Days' prior notice to the Seller and the Trustee, and approved by the Seller, on which Contracts are to be purchased by the Purchaser pursuant to this Sale and Servicing Agreement.

                  "Contract Purchase Price" has the meaning specified in Section 2.01(b).

                  "Cut-Off Date" means, as to any Contract, the last day of the calendar month immediately preceding the applicable Contract Purchase Date of such Contract, as specified in the related Bill of Sale delivered on the applicable Contract Purchase Date.

                  "Eligibility Criteria" means, as to each Contract, the requirements for such Contract to be an "Eligible Contract" pursuant to Section 3.02.

                  "Eligible Contract" has the meaning specified in Section 3.02.

                  "Eligible Servicer" means an entity which, at the time of its appointment as Servicer or as a subservicer, (i)(a) is servicing a portfolio of equipment lease contracts and commercial loan contracts, (b) is legally qualified and has the capacity to service the Contracts, (c) has demonstrated the ability to professionally and competently service a portfolio of similar contracts in accordance with high standards of skill and care, (d) has (if not the Seller) combined capital and surplus of at least $10,000,000 and (e) is qualified and entitled to use, and agrees to maintain the confidentiality of, the software that the Servicer or any subservicer uses in connection with performing its duties and responsibilities under this Agreement or the related subservicing agreement or obtains rights to use or develops its own software which is adequate to perform its duties and responsibilities under this Agreement or the related subservicing agreement, or (ii) so long as no Event of Default has occurred and is continuing, is a subsidiary of the Servicer or a subservicer (which itself is an Eligible Servicer) and which satisfies the requirements of (i)(b), (i)(c) and (i)(d) above, or (iii) is a successor by merger or consolidation to the Servicer in accordance with the provisions of
Section 7.03 hereof.

                  "Equipment" means any new or used equipment, together with all accessions thereto and replacement parts, accessories and repairs with respect thereto, which is the subject of a Contract.

                  "Event of Default" means an event specified in Section 8.01.

                  "Excluded Equipment" means any of the following: restaurant equipment, gas supply equipment, gas pumps, gas or chemical tanks, paint booths, processing, dispensing and disposal equipment for environmental waste, real estate, pianos, containers, working capital loans, yellow iron (construction and mining equipment) and sale/leaseback transactions.

                  "Heidelberg Contracts" means any Contract originated by Heidelberg USA Inc. containing provisions which grant to the Obligor the right to prepay the amounts owed by the Obligor subject to the terms and conditions of such Contract.

                  "Indenture" means the Indenture, dated as of the date hereof, by and among the Purchaser, the Servicer, and LTCB Trust Company, as trustee, and The Bank of New York, as backup trustee, as may be from time to time amended or supplemented pursuant to the applicable provisions thereof.

                  "JLACC" means JLA Credit Corporation, a Delaware corporation, and its successors in interest.

                  "Lien" means any lien, security interest or encumbrance of any kind.

                  "Liquidation Proceeds" has the meaning specified in Section 4.03.

                  "Lock-Box Account" means the account designated as such, established and maintained pursuant to the Lock Box Agreement and in accordance with Section 5.01.

                  "Lock-Box Agreement" means the master lock-box agreement, dated as of March 30, 1998, by and between the Purchaser, Bank of America National Trust and Savings Association, as Lock Box Bank, the Trustee and the Backup Trustee, pursuant to which the Lock-Box Account is established and maintained.

                  "Lock-Box Bank" means, as of any date, the bank or trust company at which the Lock-Box Account is established and maintained as of such date.

                  "Maximum Note Principal Balance" means $200,000,000.

                  "Monthly Payment Date" means the 16th day of each month (or if such date is not a Business Day, the next succeeding Business Day), commencing in the calendar month immediately succeeding the first Note Issuance Date, and ending with the Scheduled Final Payment Date.

                  "Monthly Servicer Report" means a report substantially in the form attached as Exhibit B hereto, completed by and executed on behalf of the Servicer by a Servicing Officer of the Servicer in accordance with Section 4.08.

                  "Note Issuance Date" means each Business Day (not more frequently than one per month) on which any Notes are issued during the Note Issuance Period.

                  "Note Issuance Period" means the period commencing on the Closing Date and ending (unless sooner terminated as described herein) on the date that is the earlier of (i) January 16, 1999 and (ii) the date (if any) on which the aggregate outstanding principal amount of the Notes equals the Maximum Note Principal Balance.

                  "Note Principal Balance" means (i) as of any date prior to the first Monthly Payment Date, the outstanding principal balance of the applicable Class of Notes on the initial Note Issuance Date, and thereafter (ii) as of any date, the outstanding principal balance of the applicable Class of Notes as of the preceding Monthly Payment Date; provided that the term "Note Principal Balance", as of any Monthly Payment Date on which a payment in respect of principal has been made, means the outstanding principal balance of the applicable Class of Notes on such date after giving effect to any distributions of Monthly Principal and overdue Monthly Principal on such date.

                  "Obligor" means each obligor under a Contract and its permitted assigns.

                  "Pool Balance" means, as of any date, the aggregate Principal Balance of the Contracts as of such date.

                  "Predecessor Contract" has the meaning specified in Section 3.08.

                  "Principal Balance" means, with respect to any Contract on any day, (i) the unamortized portion of the purchase price paid by JLACC for the related Equipment and amounts paid by JLACC in respect of taxes and organization costs and fees as of the related Cut-Off Date, minus (ii) the sum of the following with respect to such Contract: (a) the Principal Component of all Contract Payments since the applicable Cut-Off Date received by the Servicer and deposited in the Collection Account (other than the Principal Component of any payments received with respect to future Collection Periods, which will be deposited in the Payahead Account and will constitute Contract Payments in the Collection Period such payments were scheduled to be received) and (b) the Principal Component of all proceeds of any Insurance Policies; provided, however, that for any day following the Monthly Payment Date on which either (x) the proceeds of a prepayment in full of a Contract or a Retransferred Contract are payable to Noteholders under the definition of Monthly Principal or (y) a Defaulted Contract first becomes a Defaulted Contract, the Principal Balance of any such Contract shall be zero.

                  "Purchase Option Payment" means, with respect to any Contract, any payment (received on or after the applicable Cut-Off Date for such Contract) made by an Obligor to purchase the Equipment subject to the Contract.

                  "Retransfer Amount" means, with respect to any Contract, the price equal to the Principal Balance of such Contract (prior to any amendment, modification or exchange) on the first day of the month following the date on which the reacquisition or purchase obligation with respect to such Contract arose pursuant to Section 3.03 or 4.02 hereof, plus accrued interest on the Principal Balance of such Contract, at a rate equal to 1/12 of the sum of (i) the weighted average Rate of all outstanding Subordinated Notes and (ii) the Servicing Fee Rate, from the last date on which such amount was paid to the date that is the date of payment of the Retransfer Amount, less the amount, if any, on deposit in the Payahead Account with respect to such Contract.

                  "Retransferred Contract" means, for any Collection Period, a Contract which has been transferred to the Seller or the Servicer as of the last day of such Collection Period pursuant to Section 3.03 or 4.06.

                  "Retransferred Contract Receivables" means, for any Collection Period, the Contract receivables under Contracts which have been retransferred to the Seller or Servicer as of the last day of such Collection Period pursuant to Section 3.03 or 4.06.

                  "Schedule of Contracts" means, as of any date, the schedule of Contracts owned by the Purchaser (and included in the Trust Property) on such date. As of each Contract Purchase Date, a Schedule of Contracts in respect of the Contracts purchased on such date shall set forth, as to each such Contract as of the related Cut-Off Date, among other things, (a) its identifying number and the name of the related Obligor; (b) its date of origination; (c) the remaining term of the Contract; (d) the stated date of termination of the Contract; (e) the original Principal Balance at inception of the Contract; (f) the Principal Balance as of the applicable Cut-Off Date; (g) the location where the related Contract File is kept, which shall be 12677 Alcosta Boulevard, San Ramon, California 94583, indicated by the symbol "SR", or 970 West 190th Street, Suite 710, Torrance, California 90502, indicated by a "T", or such other address in California as shall be specified therein; (h) the Contract Rate; and (i) the scheduled monthly Contract Payment.

                  "Scheduled Final Payment Date" has the meaning specified in the Indenture.

                  "Seller" means JLACC in its capacity as Seller of Contracts under this Agreement, and each successor to JLACC (in the same capacity) pursuant to Section 6.02.

                  "Servicer" means JLACC, as the servicer of the Contracts under this Agreement, and each successor to JLACC (in the same capacity) pursuant to
Section 8.02, and each successor Servicer pursuant to Section 7.03.

                  "Servicing Fee" means, with regard to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, determined pursuant to Section 4.07.

                  "Servicing Fee Rate" means 1% per annum.

                  "Substitute Contract" means any Contract that is substituted by the Seller pursuant to Section 3.08 for a Contract previously sold to the Purchaser hereunder.

                                   ARTICLE II.

                    PURCHASE AND SALE OF THE CONTRACT ASSETS

                  SECTION 2.01 Purchases and Sales. On each Contract Purchase Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, all of the Seller's right, title and interest in, to and under such Contracts as are offered by the Seller for sale to, and accepted by the Purchaser for purchase by, the Purchaser (including the rights to any Purchase Option Payments), together with the property of the Seller constituting the related Contract Assets and all of Seller's right, title and interest in and to the related Equipment.

                  (a) Transfer of Contracts. On each Contract Purchase Date, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all of the Seller's right, title and interest in, to and under the Contracts and related Contract Assets that the Purchaser has agreed to purchase on such date. Each Contract to be so purchased shall be identified in a Bill of Sale delivered by the Seller to the Purchaser on such Contract Purchase Date.

                  (b) Contract Purchase Price. In consideration for the Contract Assets being sold on a Contract Purchase Date, the Purchaser shall, on each Contract Purchase Date, pay to the Seller an amount equal to the aggregate Principal Balance of the Contracts being sold as the purchase price for such Contracts and the related Contract Assets (the "Contract Purchase Price"). On each Contract Purchase Date, the Seller may make a capital contribution to the Purchaser in an amount that, together with all other amounts available to the Purchaser for the purchase of Contracts on such date in the Contract Purchase Account, along with the proceeds of the issuance of Notes on the related Note Issuance Date, will be applied by the Purchaser as a portion of the amount that is the Contract Purchase Price of the Contracts to be purchased by the Purchaser from the Seller on such Contract Purchase Date. The amount so paid and contributed to the Purchaser will be deposited into the Contract Purchase Account for application by the Trustee in accordance with the Indenture.

                  SECTION 2.02 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to purchase the Contracts and related Contract Assets and interest of the Seller in the related Equipment on each Contract Purchase Date is subject to the satisfaction of the following conditions as of such Contract Purchase Date:

                  (a) Representations and Warranties True. The representations and warranties of each of the Seller and the Servicer hereunder shall be true and correct on such Contract Purchase Date and with the same effect as if made on such date.

                  (b) Compliance with Obligations. The Seller shall have performed all obligations to be performed by it hereunder on or prior to such Contract Purchase Date.

                  (c) No Defaults. No Event of Default hereunder or Indenture Event of Default shall have occurred or be continuing.

                  (d) Bill of Sale. The Seller shall deliver to the Purchaser a Bill of Sale, duly completed and executed, together with an attached duly prepared Schedule of Contracts identifying the Contracts transferred pursuant to such Bill of Sale.

                  (e) Evidence of UCC Filing. On or prior to such Contract Purchase Date, the Seller shall record and file, at the Seller's expense, UCC financing statements in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser, identifying the Contracts and related Contract Assets as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of its interest in such Contract Assets to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser, of each such filing, to the Purchaser on or prior to such Contract Purchase Date.

                  (f) Computer Files Marked. The Seller shall, at its own expense, on or prior to such Contract Purchase Date, indicate in its computer files that the Contracts to be purchased on such date (together with all other Contracts sold to the Purchaser by the Seller) have been sold to the Purchaser pursuant to this Agreement and pledged by the Purchaser to the Trustee and shall deliver to the Purchaser a cumulative Schedule of Contracts, certified by an officer of the Seller to be true, correct and complete.

                  (g) Other Documents. At the Seller's expense, the Seller shall deliver, or cause to be delivered, such other documents, and take or cause to be taken such other actions, as the Purchaser may reasonably request or as may be otherwise necessary to vest in the Purchaser all of Seller's right, title and interest in and to the Contracts and related Contract Assets.

                  SECTION 2.03 Conditions to Obligations of the Seller. The obligation of the Seller to sell the Contracts and the Contract Assets to the Purchaser on each Contract Purchase Date is subject to the satisfaction of the following conditions:

                  (a) Performance of Agreement. The representations and warranties of the Purchaser hereunder shall be true and correct on such Contract Purchase Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to such Contract Purchase Date.

                  (b) Contract Purchase Price. On each Contract Purchase Date, the Purchaser will deliver to the Seller the Contract Purchase Price, as provided in Section 2.01(b).

                  SECTION 2.04 Contract Purchase Dates. At any time or from time to time during the Note Issuance Period, not more frequently than once per calendar month during such Note Issuance Period, the Seller and Purchaser may establish one or more Contract Purchase Dates. As of the date hereof, the Contract Purchase Date in each calendar month is expected to be a Business Day during the first or second week of each calendar month, subject to agreement otherwise by Seller and Purchaser. A Contract Purchase Date will occur only on a date on which the Seller has an amount of Eligible Contracts sufficient to be acceptable for purchase by the Purchaser on such date and the Purchaser has sufficient available funds in the Contract Purchase Account (from Note issuances, Seller capital contributions and principal payments on Contracts) to pay the applicable Contract Purchase Price on such date; provided that no failure of Contracts to constitute Eligible Contracts shall affect the validity of any Bill of Sale or any purchase that occurs on any Contract Purchase Date. Each purchase and sale of Contracts on a Contract Purchase Date shall be subject to the other conditions and provisions set forth in this Article II.

                                  ARTICLE III.

                                  THE CONTRACTS

                  SECTION 3.01 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller, as of the date hereof, as of the Closing Date and as of each Contract Purchase Date, as follows:

                  (a) The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof.

                  (b) This Agreement has been duly authorized, executed and delivered by the Purchaser, and is the legal, valid, binding and enforceable obligation of the Purchaser, except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equitable principles. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms hereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar agreement or instrument under which the Purchaser is a debtor or guarantor (other than the liens created pursuant to this Agreement), nor will such action result in any violation of the provisions of the certificate of incorporation or the bylaws of the Purchaser.

                  (c) No legal or governmental proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations of the Purchaser and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement.

                  SECTION 3.02 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties as to each Contract on the Contract Purchase Date therefor and each of the Purchaser, and the Trustee, as pledgee of the Purchaser, shall rely upon such representations and warranties in accepting each such Contract and the related Contract Assets. Such representations and warranties shall be deemed to be made for each Contract as of the related Contract Purchase Date unless otherwise specified, but shall survive the transfer of such Contracts to the Purchaser (and by the Purchaser to the Trustee). As to each Contract to be purchased on the applicable Contract Purchase Date:

                  (a) The Seller is the legal and beneficial owner of all right, title and interest in and to the Contracts and the Contract Assets, including the rights to the Contract Payments and the Insurance Proceeds with respect to the Contracts, free from any Lien of any Person (except for (i) any Lien which has been waived or released by any Person prior to the Contract Purchase Date,
(ii) the rights of Obligors to Insurance Proceeds on account of reimbursements for equipment repairs and (iii) rights of certain Obligors to the residual value, if any, of the related Equipment).

                  (b) The Seller is the owner of each item of Equipment that is subject to any Contract that is not a finance lease and the Seller has a perfected security interest in, or is the owner of, each item of Equipment that is the subject of any other Contract, with a Lien or ownership that is prior to the interest of any other Person, provided, however, that, (i) the Seller's Lien or ownership may not be prior to a Lien which has been waived or released by any Person prior to the date hereof or the rights of the Obligors with regard to the Equipment under the Contracts and any liens arising from action of Obligors and
(ii) the seller will have filed UCC financing statements covering the related Equipment only in connection with transactions in which the Principal Balance of the Contract is greater than $25,000.

                  (c) The Seller (i) has in its possession the original copy of each Contract that constitutes "chattel paper" under the Uniform Commercial Code and (ii) has in its possession, with respect to each other Contract, a copy of the master contract, certified by the seller or other transferor of the Contract to the Seller, and an original executed copy of the relevant contract schedule or assignment agreement, and (iii) has provided the Purchaser and the Trustee with access to original copies of all the Contracts, including any amendments thereto and any documents related thereto, and those copies will have been true and complete copies of the Contracts and such amendments and related documents, and no provision of any Contract will have been amended, modified or waived other than by documents included in the original copies to which the Purchaser and the Trustee has been given access.

                  (d) Neither the Seller nor, insofar as the Seller is aware, any Obligor, has done or failed to do anything (other than Contract Payment delinquencies of 60 days or less) which would or might permit any Obligor or the Seller to terminate any Contract or suspend or reduce any payments or obligations due or to become due thereunder by reason of default by the other party to such Contract, except for amounts which are not material to the business of the Purchaser or to the value of such Contracts to the Noteholders. Neither the rights and interests of the Seller in any Contract nor the obligations of the Obligor under any Contract are subject to any defense, offset, counterclaim, claim or right of rescission, and none of the foregoing have been asserted or alleged against the Seller as to any Contract.

                  (e) Each Contract is a legal, valid and binding obligation of the Obligor under such Contract and of the Seller, enforceable against each of them in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally and by general principles of equity.

                  (f) All filings and other actions required to be made or taken by the Seller to evidence the Purchaser's rights in respect of the Contracts and the Contract Assets have been accomplished and are in full force and effect, except that the Seller will not have notified any insurer with respect to the transfer of the right to receive Insurance Proceeds.

                  (g) The Seller has granted the Purchaser full access to its books and records, which contain a complete and correct statement of the Contract Payments payable by the Obligor under each Contract and with respect to the related Equipment, separately setting forth such amounts with respect to each Contract for each month for the number of months of anticipated Contract Payments under such Contract.

                  (h) The Contract complied at the time it was originated or made, and at the applicable Contract Purchase Date will comply, in all material respects with all requirements of applicable federal, state and local law and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and S and other equal credit opportunity and disclosure laws, in each case to the extent applicable to nonconsumer transactions.

                  (i) As of the Contract Purchase Date, the Contract (i) has not been terminated, is not a Defaulted Contract and is not more than 60 days past due as of the related Cut-Off Date as to any amount required to be paid thereunder, (ii) has a remaining term (subject to the conditions set forth in paragraphs (w) and (x) of this Section 3.02) to scheduled maturity of not more than 60 months and not less than 6 months as of the related Cut-Off Date, (iii) is a direct financing lease, if the Contract is a lease, (iv) relates to an item of Equipment that is not in repossession by the creditor or subject to procedures for obtaining repossession by the creditor or possession by any other Person, (v) has a term ending not later than the last day of the Collection Period immediately preceding the Scheduled Final Payment Date, (vi) relates to an Obligor that (A) is an individual residing in the United States or a corporation, limited liability company or limited liability partnership organized under the laws of the United States or any state thereof, (B) is not the United States or a state or any agency or instrumentality thereof and (C) has not been disapproved by the Seller (based, in the Seller's reasonable judgment, upon the creditworthiness of such Obligor), (vii) constitutes "chattel paper" within the meaning of Section 9-105 of the UCC as in effect in the state of New York and there is only one original executed copy of each Contract,
(viii) is denominated in United States dollars and is payable in the United States in United States dollars, (ix) relates to an item of Equipment which is located in the United States and has already been delivered, (x) is not a "consumer lease" as defined in Section 2A-103(l) of the UCC, (xi) provides for level monthly payments which, if made as scheduled, fully amortize the amount financed (other than the Residual Amount, if any) over the original term of the Contract; (xii) has a pre-tax yield (based on original net investment and timing of payment amounts) of at least 8.25%, (xiii) has an original equipment cost of not more than $750,000, (xiv) is not secured by a bus, car, truck, trailer or any type of motor vehicle which requires motor vehicle titling, and is not secured primarily by any Excluded Equipment, (xv) was not more than 60 days past due during the term of the Contract, and (xvi) has been determined by the Seller to satisfy all applicable approval requirements of the Seller.

                  (j) The Obligor under the Contract has not been noted in the electronic ledger of the Servicer as being the subject of a bankruptcy proceeding.

                  (k) No facts exist which would give rise to any right of rescission, setoff, counterclaim or defense, nor have any been asserted, or to the best of the Seller's knowledge after due inquiry, threatened, with respect to the Contract.

                  (1) The Contract has not been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer of the Contracts to the Purchaser, the Seller had good and marketable title to such Contract free and clear of all Liens (except for any Lien which has been waived or released by any Person prior to the date hereof) and immediately upon the transfer thereof pursuant to the related Bill of Sale, the Purchaser will acquire good and marketable title to such Contract, free and clear of all Liens, encumbrances, security interests, and rights of others.

                  (m) The Contract does not require the prior written consent of the Obligor for, or contain any other restrictions on, the transfer or assignment of the Contract.

                  (n) The Contract does not have an Obligor that is the obligor on a Contract or Contracts for which the aggregate Principal Balance exceeds 1.5% of the Pool Balance as of the applicable Cut-Off Date for the third Contract Purchase Date and as of the applicable Cut-Off Date for each Contract Purchase Date thereafter during the Note Issuance Period (in each case after giving effect to the purchase of Contracts to occur on such Contract Purchase
Date).

                  (o) The Contract was selected from contracts in the Seller's portfolio that had met the applicable conditions specified in this Section 3.02 utilizing no selection procedures adverse to the Purchaser relative to similar contracts in the Seller's portfolio.

                  (p) The Contract provides that the Obligor's obligations under the Contract including, without limitation, the obligation to make Contract Payments, are absolute and unconditional and shall continue without any claim, defense, set-off, counterclaim, reduction, or abatement of any kind whatsoever and regardless of any inability of the Obligor to use the Equipment or any part thereof because of any reason whatsoever including damage to or destruction thereof.

                  (q) The Contract provides that the Obligor shall maintain the Equipment in good operating condition, repair and appearance, and protect it from deterioration other than normal wear and tear.

                  (r) The Contract was not previously transferred to or owned by the Purchaser.

                  (s) If the Contract is a lease which was not originated by the Seller but was acquired by the Seller in a purchase transaction then such Contract (i) constitutes a "finance lease" under generally accepted accounting principles, (ii) does not by its terms permit, on or after the applicable Contract Purchase Date, the creditor (or any transferee) to require the predecessor owner or other transferor to repurchase such Contract or otherwise provide credit support for payments due under the Contract.

                  (t) Neither the Seller nor any entity aggregated now or at any relevant time with the Seller under Section 4001 of ERISA or Section 414(b) or
(c) of the Code (i) has any material tax, penalty or other liability under ERISA or the employee benefits provisions of the Code, or (ii) is subject to having any of its property subject to a lien or other encumbrance thereunder, where such liability is or could become the liability of the Purchaser or the Trustee or where the property of the Purchaser could be subject to such a lien or encumbrance, (iii) no such liability, lien or encumbrance presently is expected to occur or exist, (iv) no notice of intent to terminate any employee benefit plan under ERISA (a "Plan") has been filed under Title IV of ERISA by it or any plan administrator, (v) no

"prohibited termination" under Section 406(b) of ERISA has been engaged in by it and (vi) no "accumulated funding deficiency" under ERISA has occurred or exists with respect to any Plan.

                  (u) Upon the transfer of each Contract to be transferred to the Purchaser (and included in the Trust Property pursuant to the Indenture) on such date, (i) the aggregate Principal Balance of all Contracts with Obligors having billing addresses with the same postal zip code does not exceed 5% of the Pool Balance, (ii) the aggregate Principal Balance of all Contracts with Obligors located (by billing address) in any one state other than California does not exceed 25% of the Pool Balance, (iii) the aggregate Principal Balance of all Contracts with Obligors located (by billing address) in California does not exceed 60% of the Pool Balance, (iv) the aggregate Principal Balance of all Contracts relating to Equipment that is used Equipment does not exceed 15% of the Pool Balance.

                  (v) The aggregate Principal Balance of all Contracts that were not originated by the Seller but were instead acquired by the Seller in purchase transactions in which Form UCC-3 filings were not made naming the Obligor as debtor and the Seller as assignee of the underlying seller secured party does not exceed 5% of the Pool Balance.

                  (w) Upon the transfer of Contracts to the Purchaser on each Contract Purchase Date, Contracts having a remaining term to scheduled maturity of more than 60 months but not more than 84 months will constitute not more than 11.5% of the Pool Balance.

                  (x) Upon the transfer of each Contract to be transferred to the Purchaser, the Contracts owned by the Purchaser (and included in the Trust Property pursuant to the Indenture) will have a weighted average life to maturity of not more than 2.3 years commencing from the last day of the Note Issuance Period.

                  (y) Upon the transfer of each Contract to be transferred to the Purchaser on such Contract Purchase Date, (i) the Weighted Average Yield of all Contracts acquired by the Purchaser on or prior to such date (and included in the Trust Property pursuant to the Indenture) will be not less than 9.5% per annum and (ii) the Weighted Average Yield of all Contracts which are not Heidelberg Contracts and are acquired by the Purchaser on or prior to such date (and included in the Trust Property pursuant to the Indenture) will be not less than 9.5% per annum.

                  (z) Statistical information appearing in the Confidential Private Placement Memorandum dated February 1998, as amended or supplemented to the date hereof, is true and accurate in all material respects as of the date hereof.

                  A Contract which satisfies all of the above representations and warranties shall be deemed an "Eligible Contract."

                  SECTION 3.03 Retransfer of Contracts. The Seller, the Servicer, the Purchaser or the Trustee, as the case may be, shall inform the other parties and the Trustee promptly, in writing, upon the discovery of a breach of any of the Seller's representations and warranties set forth in
Section 3.02, that materially and adversely affects the interest of the Purchaser and the Trustee in any Contract. Each such notice shall include a statement that such breach materially and adversely affects the interest of the Purchaser in such Contract. As of the last day of the month following the month (or, if the Seller elects, as of the last day of the month) in which the Seller becomes aware or receives such written notice of such breach, the Seller, unless it cures the breach, shall reacquire such Contract materially and adversely affected by the breach. The Seller shall remit the Retransfer Amount of such Contract as of the date of retransfer in the manner specified in Section 5.03. Except as provided in Section 7.02, the sole remedy of the Purchaser, the Trustee or the Noteholders against the Seller with respect to a breach of a representation or a warranty set forth in Section
3.02 or any matter set forth in this Section 3.03 shall be to require the Seller to reacquire Contracts pursuant to this Section 3.03. With respect to all Contracts repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty (except as to the absence of liens, claims, or encumbrances resulting from actions taken, or failed to be taken, by the Purchaser), to the Seller all the Purchaser's right, title and interest in and to such Contracts and the related Contract Assets. The determination of "material and adverse" as to the interest of the Purchaser or the Trustee in a Contract would be made by the Purchaser, or by the Trustee (upon a Noteholders' instruction pursuant to the Indenture), in determining whether notice would be sent, and may be expected to include consideration of such matters as likelihood of full repayment, enforceability of security for the loan and other similar matters.

                  SECTION 3.04 Custody of Contract Files. To assure uniform quality in servicing the Contracts and to reduce administrative costs, the Purchaser, upon the execution and delivery of this Agreement, revocably appoints the Servicer, acting directly or through a subservicer or another agent, and the Servicer accepts such appointment, to act as the agent of the Trustee as custodian of the following documents or instruments (the "Contract Files") which are hereby constructively delivered to the Trustee with respect to each
Contract:

                  (i) The original copy of each Contract that constitutes "chattel paper" under the Uniform Commercial Code and, with respect to each other Contract, a copy of the master lease, certified by the seller or other transferor of the Contract to the Seller, and an original executed copy of the relevant lease schedule or assignment agreement,

                  (ii) Documents, if any, evidencing the existence of theft and physical damage insurance covering the Equipment or the Obligor;

                  (iii) Copies of documents that the Servicer shall keep on file, in accordance with its customary procedures, evidencing the interest of Seller in the Equipment; and

                  (iv) Any and all other documents that the Seller or the Servicer, as the case may be, shall keep on file, in accordance with its customary procedures, relating to a Contract, the related items of Equipment or other related Contract Assets or an Obligor.

                  The Contract Files will not be stamped or otherwise marked to reflect the transfer of the Contracts from the Seller to the Purchaser or the pledge of the Purchaser to the Trustee and will not be segregated from the files of other contracts and installment sale contracts of the Servicer. Prior to conveyance of the Contracts to the Purchaser, Seller will cause the electronic ledger and computer systems used by Seller as a master record of the Contracts to be marked to show that such Contracts have been conveyed by Seller to the Purchaser and pledged to the Trustee and will file UCC financing statements reflecting such sales and assignments with appropriate governmental authorities. The Seller will not alter the electronic ledger designation referenced in this paragraph with respect to any Contract during the term of this Agreement unless and until such Contract becomes a Retransferred Contract. The Obligors under the Contracts will not be notified of the transfer of the Contracts to the Purchaser.

                  SECTION 3.05 Duties of Servicer as Custodian.

                  (a) Safekeeping. The Servicer, in its capacity as agent of the Purchaser and the Trustee and as custodian pursuant to Section 3.04 above, shall hold (or have a subservicer or other agent hold on behalf of the Servicer) the Contract Files on behalf of the Trustee for the benefit of all present and future Noteholders and maintain such accurate and complete accounts, records and computer systems pertaining to the Contracts as shall enable the Trustee to comply with its obligations pursuant to the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care (and shall cause each subservicer or agent to act with reasonable care), using that degree of skill and attention that the Servicer (or subservicer or agent) exercises with respect to the files of comparable equipment leases that the Servicer services for itself or others. The Servicer shall promptly report to the Trustee any failure on its part (or on the part of a subservicer or agent) to hold the Contract Files and maintain its accounts, records and computer systems as herein provided, and shall promptly take appropriate action to remedy any such failure. The Trustee has not reviewed (and is not obligated to review) the Contract Files and has no knowledge of their contents.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain each Contract File at its office specified in Section 9.04 hereof or at its office at 970 West 190th Street, Suite 710, Torrance, California 90502, as (in each case) specified in the applicable Schedule of Contracts. The Servicer shall make available (and shall cause each subservicer or agent to make available) to the Purchaser and/or Trustee or its duly authorized representatives, attorneys or auditors the Contract Files and the related accounts, records and computer systems maintained by the Servicer or subservicer or agent at such times during normal operating hours as the Purchaser and/or Trustee shall reasonably instruct which do not unreasonably interfere with the Servicer's or subservicer's or agent's normal operations or customer or employee relations.

                  SECTION 3.06 Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions from the Trustee with respect to the Contract Files upon its receipt of written instructions signed by a Responsible Officer.

                  SECTION 3.07 Effective Period and Termination. The Servicer's appointment as custodian shall become effective as to the Contracts being sold on a Contract Purchase Date as of the applicable Cut-Off Date for such Contract Purchase Date and shall continue in full force and effect until terminated pursuant to this Section 3.07 or until this Agreement and Indenture shall be terminated and all of the Notes and other amounts due and owing under the Indenture are paid in full. The Servicer may perform its duties as custodian through one or more agents, which agents may maintain physical possession of Contract Files as agent for the Servicer acting as custodian. If the Servicer shall resign as Servicer under Section 7.05 or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.01, the appointment of the Servicer as custodian may be terminated by the Trustee, acting at the direction of Noteholders of Notes evidencing not less than a majority of the Note Principal Balance, in the same manner as the Trustee or such Noteholders may terminate the rights and obligations of the Servicer under
Section 8.01. The Purchaser or the Trustee, acting at the direction of Noteholders of Notes evidencing not less than a majority of the Note Principal Balance, may terminate the Servicer's appointment as custodian at any time upon written notification to the Servicer. As soon as practicable after any termination of such appointment, the Servicer shall deliver the Contract Files to the Trustee or to a person designated by the Trustee at such place or places as the Trustee may reasonably designate. The Servicer shall cooperate with the Trustee in making the transfer and shall bear all of its costs and expenses with respect to such transfer. Notwithstanding the termination of the Servicer as custodian, the Trustee agrees that upon any such termination, the Trustee shall provide, or cause a Person designated by the Trustee to provide, access to the Contract Files to the Servicer and each subservicer for the purpose of carrying out the Servicer's duties and responsibilities with respect to the servicing of the Contracts hereunder.

                  SECTION 3.08 Substitution of Contracts. (a) The Seller will have the right (but not the obligation) at any time to substitute one or more Eligible Contracts (each a "Substitute Contract") and the Equipment subject thereto (or, with respect to equipment notes, finance contracts and conditional sales agreements, a security interest therein) for a Contract (each a "Predecessor Contract") and the Equipment subject thereto (or a security interest therein) if:

                  (i) the Predecessor Contract is then subject to repurchase by the Seller pursuant to Section 3.03;

                  (ii) the Predecessor Contract has been a Defaulted Contract since the last day of the most recent Collection Period; or

                  (iii) the Predecessor Contract has been a Delinquent Contract since the last day of the most recent Collection Period;

provided, however, that (A) on the date of such substitution (and after giving effect thereto) (x) the cumulative Principal Balance of all Contracts substituted pursuant to clauses (i), (ii) and (iii) of this Section 3.08(a) shall not exceed 10% of the Pool Balance of the Contracts, determined as of the date of such substitution, and (y) the cumulative Principal Balance of all Contracts substituted pursuant to clause (ii) and (iii) of this Section 3.08(a) shall not exceed 3% of the Pool Balance of the Contracts as of the date of such substitution, (B) the final maturity of each Substitute Contract is not later than the final maturity of the Predecessor Contract for which it is being substituted, (C) the Contract Rate of each Substitute Contract is equivalent to or greater than the Contract Rate of the Predecessor Contract for which it is being substituted, and (D) the related Equipment to which each Substitute Contract relates is comparable to the related Equipment of the Predecessor Contract for which it is being substituted; provided, further, that the Seller's right to substitute Contracts shall be limited or precluded to the extent, if any, that Class B Notes are owned by the Seller and its Affiliates. If such Substitute Contract has a Principal Balance less than the Principal Balance of the Predecessor Contract, the Seller shall, on the date of substitution, deposit funds in an amount equal to such difference into the Collection Account for application as provided in the Indenture.

                  (b) Any substitution pursuant to this Section 3.08 shall become effective upon (i) delivery to the Trustee and the Purchaser of an instrument or instruments effectively transferring to the Purchaser all right, title and interest of the Seller in and to the Eligible Contract being substituted and the Equipment subject thereto, and granting the Trustee a valid and first priority security interest in such Substitute Contracts and the related Equipment (ii) the taking of such other action as is necessary or as the Trustee may reasonably request in order to subject such Eligible Contract and the Equipment subject thereto to the lien of the Indenture, and (iii) delivery to the Seller by the Purchaser of an instrument or instruments transferring to the Seller, without representation or warranty, all of the Purchaser's right, title and interest in and to the Contract and the Equipment for which the substitution is being made.

                  SECTION 3.09 Notice of Substitution. In the Monthly Servicer Report to be delivered on each Determination Date, the Seller shall give written notice to the Trustee, the Servicer and the Rating Agency of each substitution of Contracts pursuant to Section 3.08 hereof and of any related repurchase pursuant to Section 3.03 hereof during the preceding Collection Period. Such notice shall (i) specify the amount of each periodic Contract Payment under the Predecessor Contract and the amount of each periodic Contract Payment under each Eligible Contract being substituted (and the portion of such Contract Payment, if any, constituting the excess of such Contract Payment over the relevant Contract Payment under the Predecessor Contract), (ii) specify the Principal Balance of the Predecessor Contract and of the Substitute Contract and any shortfall to be deposited in the Collection Account, and (iii) be accompanied by an Officer's Certificate certifying as to each of the facts or conditions specified in the definition of "Eligible Contract" set forth in Section 3.02 hereof and that each such Substitute Contract is an Eligible Contract and complies with the requirements of Section 3.08.

                  SECTION 3.10 Subsequent Obligations. Upon any substitution of Contracts in accordance with the provisions of Sections 3.08 and 3.09, such Substitute Contract shall become a "Contract" for all purposes of this Agreement and the Indenture, the Seller's and the Servicer's obligations hereunder with respect to the Predecessor Contract shall cease but the Seller and the Servicer shall each thereafter have the same obligations with respect to the Substitute Contract substituted as it has with respect to all other Contracts subject to the terms hereof.

                                   ARTICLE IV.

                    ADMINISTRATION AND SERVICING OF CONTRACTS

                  SECTION 4.01 Duties of Servicer, Subservicing Arrangements. The Servicer, as agent for the Purchaser, shall manage, service, administer and make collections on the Contracts with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable equipment leases that it services for itself or others. The Servicer may enter into subservicing agreements with one or more subservicers for the servicing and administration of certain of the Contracts; provided, however, that any such subservicer shall be, and shall remain, for so long as it is acting as subservicer, an Eligible Servicer. References in this Agreement to actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by the Servicer in servicing the Contracts shall include actions taken, to be taken, permitted to be taken, or restrictions on actions permitted to be taken, by a subservicer on behalf of the Servicer, and references to amounts collected by the Servicer shall be deemed to include amounts collected by the subservicer on behalf of the Servicer. Each subservicing agreement will be upon such terms and conditions as are not inconsistent with this Agreement and the standard of care set forth herein and as the Servicer and the subservicer have agreed. All compensation payable to a subservicer under a subservicing agreement shall be payable by the Servicer from its servicing compensation or otherwise from its own funds, and none of the Purchaser, the Trustee or the Noteholders will have any liability to the subservicer with respect thereto.

                  Notwithstanding any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a subservicer or any reference to actions taken through such Persons or otherwise, the Servicer shall remain obligated and liable to the Purchaser, the Trustee and Noteholders for the servicing and administering of the Contracts and the other Trust Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements.

                  Any subservicing agreement that may be entered into and any other transactions or servicing arrangements relating to the Contracts and the other Trust Property involving a subservicer in its capacity as such shall be deemed to be between the subservicer and the Servicer alone, and the Purchaser, the Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the subservicer except as set forth in the next succeeding paragraph.

                  In the event the Servicer shall for any reason no longer be acting as such, the successor Servicer may, but shall not be required to, in its discretion, thereupon assume all of the rights and obligations of the outgoing Servicer under a subservicing agreement. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer's interest therein and to have replaced the outgoing Servicer as a party to each such subservicing agreement to the same extent as if such subservicing agreement had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the subservicer under such subservicing agreement. The outgoing Servicer shall, upon request of the Purchaser, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such subservicing agreement and the Contracts and other Trust Property then being serviced thereunder and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of any subservicing agreement to the successor Servicer. In the event that the successor Servicer elects not to assume a subservicing agreement, the outgoing Servicer, at its expense, shall cause the subservicer to deliver to the successor Servicer all documents and records relating to the Contracts and the other Trust Property being serviced thereunder and all amounts held (or thereafter received by such subservicer (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of servicing of the Contracts and the other Trust Property being serviced by such subservicer to the successor Servicer.

                  The Servicer's duties shall include collection and posting of all payments, responding to inquiries by Obligors or by federal, state or local governmental authorities with respect to the Contracts, investigating delinquencies, administering and enforcing the Insurance Policies (if any) in accordance with its customary procedures, accounting for collections, furnishing monthly and annual statements to the Purchaser and the Trustee with respect to distributions, deposits and withdrawals, and preparing applicable federal, state or local tax information returns and furnishing applicable forms or statements, if any, to the Purchaser. The Servicer shall follow its customary standards, policies, and procedures for equipment leases and commercial loans in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer shall, subject to the terms of the Indenture, be authorized and empowered by the Purchaser and the Trustee to execute and deliver, on behalf of itself, the Trustee and the Purchaser, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or the Equipment. If the Servicer shall commence a legal proceeding to enforce a Contract or any Insurance Policies in respect thereof, the Purchaser shall thereupon be deemed to have automatically assigned such Contract and the related Trust Property to the Servicer, solely for the purpose of collection and, upon its receipt of notice in writing from the Servicer, the Trustee shall be deemed to have released its Lien thereon. Upon written request of the Servicer and receipt by the Purchaser and the Trustee of an Officer's Certificate setting forth the facts underlying such request, the Purchaser shall furnish the Servicer with any limited powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and the Purchaser and the Trustee shall not be held liable for such actions of the Servicer thereunder.

                  SECTION 4.02 Collection of Contract Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due, and in connection therewith shall follow such collection procedures as it follows with respect to comparable new or used equipment leases that it services for itself or others; provided, however, that, within two Business Days after each Contract Purchase Date, the Servicer shall notify each Obligor, if any, not already required to make payments directly to the Lock Box Account to make all payments with respect to its respective Contracts on and after the Cut-Off Date directly to the Lock-Box Account. The Servicer may, in accordance with its customary standards, policies and procedures, in its discretion waive any Administrative Fees that may be collected in the ordinary course of servicing a Contract.

                  SECTION 4.03 Repossession of Eguipment. On behalf of the Purchaser, the Servicer shall use its best efforts, consistent with its customary servicing procedures, to repossess or otherwise take possession of the Equipment relating to any Contract which the Servicer shall have determined to be a Defaulted Contract (and shall specify such Contract to the Purchaser and the Trustee no later than the Determination Date following the Collection Period in which the Servicer shall have made such determination). The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of equipment leases. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of recovery and repossession of such Equipment solely from the proceeds of liquidation. All proceeds of liquidation ("Liquidation Proceeds") realized in connection with any such action with respect to a Contract which has not been retransferred under Section 3.03 shall be deposited by the Servicer in the Collection Account in the manner specified in Section 5.02 and shall be applied to reduce (or to satisfy, as the case may be) unpaid Contract Payments on such Contract. The foregoing shall be subject to the provision that, in any case in which the Equipment shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Equipment unless it shall determine in its sole discretion that such repair and/or repossession will increase the Liquidation Proceeds of the related Contract by an amount equal to or greater than the amount of such expenses which, in any event, shall not be unreasonable.

                  SECTION 4.04 Theft and Physical Damage Insurance. The Servicer shall require that each Obligor shall have obtained and shall maintain theft and physical damage insurance covering the related Equipment. The Servicer shall enforce its rights under the Contracts to require the Obligors to maintain theft and physical damage insurance to the extent consistent with the Servicer's customary practices and procedures with respect to comparable equipment leases that it services for itself or others (but shall not, in any event, be required to monitor the maintenance of or obtain such insurance). The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent for the Trustee. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall, upon the Trustee's receipt of notice in writing from the Servicer, be deemed to be an automatic assignment of the rights of the Trustee under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a Noteholder entitled to enforce the Insurance Policy, the Trustee, at the Servicer's expense, or the Purchaser at the Purchaser's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the names of the Noteholders.

                  SECTION 4.05 Covenants of the Servicer. The Servicer makes the following covenants on which the Purchaser relies and on which the Trustee will rely in accepting the Contracts and executing and authenticating the Notes:

                  (a) The Servicer will keep copies of the originals of all documents and related records and books evidencing all Contracts and Contract Proceeds at, and only at, its offices in 970 West 190th Street, Suite 710, Torrance, California 90502 and 12677 Alcosta Boulevard, Suite 430, San Ramon, California 94583.

                  (b) Unless a default has occurred under a Contract, the Servicer will: (i) continue to make the Equipment which is the subject of each Contract available to the Obligor thereunder, (ii) do nothing to impair such Obligor's possession of such Equipment and (iii) promptly transfer the Equipment to the Obligor upon such Obligor's payment of the applicable Purchase Option Payment.

                  (c) The Servicer will pay or cause to be paid all taxes, fees or other costs in respect of the Equipment.

                  (d) Unless otherwise prohibited by law or court order, the Servicer shall apply any security deposit held by it under a Contract which the Servicer elects to terminate following a default by the Obligor thereunder against defaulted Contract Payments under such Contract before any other application thereof.

                  (e) The Servicer will deliver to the Trustee, from time to time at the Trustee's request but in each case not more than once in any calendar month, (i) schedules of all Contract Payments due under the Contracts and (ii) a revised Schedule of Contracts, modified to reflect reacquisitions by the Servicer of Contracts, the exercise by Obligors of expiration purchase options under the Contracts and any other occurrence that has had or will have the effect of altering the amount or composition of the aggregate Contract Payments.

                  (f) The Servicer will not cancel, extend or terminate any Contract except that the Servicer may (i) extend the term of any Contract to a date not later than three months from the original expiration date of such Contract on the date of the acquisition thereof by the Purchaser (except that the Servicer may extend a Contract to a later date to the extent, if any, that after giving effect thereto the aggregate Principal Balance of Contracts owned by the Purchaser subject to such longer extensions does not exceed 1% of the aggregate Principal Balance of all Contracts owned by the Purchaser); provided, however, that in no event may the term of any Contract be extended to a date that is later than the Scheduled Final Payment Date, and (ii) permit early termination of any Contract with the payment by the Obligor of an amount at least equal to the Retransfer Amount of such Contract (together with any Purchase Option Payment or Residual Amount due to the Seller).

                  (g) Until the expiration of each Contract, the Servicer shall defend the Contracts, the Contract Proceeds, each Insurance Policy and the Insurance Proceeds against all claims and demands of all persons at any time claiming the same or any interest therein adverse to that of the Seller, the Purchaser, the Trustee or the Noteholders (other than claims by Obligors to Insurance Proceeds on account of reimbursements for equipment repairs). So long as any Equipment remains subject to a Contract, the Servicer shall defend each such item of Equipment against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to that of the Obligors, the Seller, the Purchaser or the Trustee.

                  (h) The interests in the Equipment granted hereunder shall not be transferred in whole or in part except as contemplated herein.

                  (i) The Servicer shall not (nor will it permit any subservicer to) impair the rights of the Purchaser or the Trustee in the Trust Property or take any action inconsistent with the Trustee's ownership of the Trust Property, except as expressly provided herein with respect to the servicing of the Contracts and Contract Assets.

                  SECTION 4.06 Transfer of Contracts upon Breach. The Seller, the Servicer or the Purchaser, as the case may be, shall inform the other parties and the Trustee promptly, in writing, upon the discovery of a breach of any of the Servicer's covenants set forth in Section 4.05. If such breach materially and adversely affects the interest of the Trustee in a Contract, unless the breach shall have been cured by the last day of the month following the month (or, if the Trustee elects, (upon a Noteholders' instruction pursuant to the Indenture), as of the last day of the month) in which the Servicer becomes aware or receives such written notice of such breach, the Servicer shall acquire any Contract materially and adversely affected by such breach; provided, however, that in the case of a breach of the covenant contained in the last sentence of Section 4.05(f), the Servicer shall be obligated to acquire the affected Contract or Contracts on the Deposit Date immediately succeeding the Collection Period during which the Servicer becomes aware of, or receives written notice of, such breach. The Servicer shall remit the Retransfer Amount of such Contract as of the date of retransfer in the manner specified in Section
5.03. Except as provided in Section 7.02, the sole remedy of the Purchaser, the Trustee or the Noteholders against the Servicer with respect to a breach of
Section 4.05 shall be to require the Servicer to acquire Contracts pursuant to this Section 4.06. With respect to all Contracts purchased by the Servicer pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty (except as to the absence of liens, claims, or encumbrances resulting from actions taken, or failed to be taken, by the Purchaser), to the Servicer all the Purchaser's right, title and interest in and to such Contracts and the related Contract Assets. The determination of "material and adverse" as to the interest of the Purchaser or the Trustee in a Contract would be made by the Purchaser or the Trustee (upon a Noteholders' instruction pursuant to the Indenture) in determining whether notice would be sent, and may be expected to include consideration of such matters as likelihood of full repayment, enforceability of security for the loan and other similar matters.

                  SECTION 4.07 Servicing Fee. The Servicing Fee for a Collection Period shall be equal to the sum of (a) one-twelfth of the product of the Servicing Fee Rate and the Pool Balance on the first day of the related Collection Period (or in the case of the first Monthly Payment Date, the initial Cut-Off Date) (except that in the case of a successor Servicer, the Servicing Fee shall equal such amount as is arranged in accordance with Section 8.02) and
(b) net investment earnings on amounts on deposit in the Collection Account during such Collection Period. In addition, the Servicer shall be entitled to collect and retain any Administrative Fees with respect to the Contracts. The Servicer shall be required to pay for its own account all expenses incurred by it in connection with its activities hereunder (including fees and disbursements of any subservicer or agent, the Trustee, Trustee's counsel and independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to Noteholders) except expenses in connection with realizing upon Contracts under Section 4.03.

                  SECTION 4.08 Monthly Servicer Report. On or before 3:00 p.m. (New York time) on the third Business Day preceding each Monthly Payment Date, the Servicer shall deliver to the Purchaser, the Trustee, the Paying Agent and the Rating Agency a Monthly Servicer Report substantially in the form of Exhibit B hereto, for the Collection Period preceding such Determination Date, containing all information necessary to make the deposits, withdrawals and distributions pursuant to Section 5.04, and all information necessary for the Trustee to send statements to Noteholders pursuant to Section 7.14 of the Indenture. The Servicer shall also specify (i) each Contract which is retransferred to the Seller or the Servicer, as the case may be, as of the last day of such Collection Period, (ii) each Contract which the Servicer shall have determined to be a Defaulted Contract during such Collection Period, (iii) each Contract which has been prepaid in full during such Collection Period, (iv) the aggregate Payahead Amounts with respect to the Contracts during such Collection Period and all other information that the Trustee may require in order to make determinations and calculations pursuant to the Indenture. The Trustee may rely upon all information so furnished.

                  SECTION 4.09 Annual Statement as to Compliance.

                  (a) The Servicer shall deliver to the Purchaser, the Trustee and the Rating Agency, within 45 days following the end of the Note Issuance Period and within 90 days following December 31, 1999 and the end of each calendar year thereafter during which any Note or other amount under the Indenture is outstanding, an Officer's Certificate of the Servicer, stating that
(a) a review of
the activities of the Servicer during the preceding calendar year (or shorter period, in the case of the first such Officer's Certificate) of its performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such preceding calendar year (or shorter period, in the case of the first such Officer's Certificate), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  (b) The Servicer or Seller, as applicable, shall deliver to the Trustee, promptly after such party has obtained knowledge thereof, but in no event later than five Business Days thereafter, an Officer's Certificate specifying any event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 8.01.

                  SECTION 4.10 Annual Accountants' Statement. The Servicer shall cause an independent firm of qualified certified public accountants to deliver to the Purchaser, the Rating Agency and the Trustee, within 120 days following the Note Issuance Period and 120 days following December 31, 1998 and the end of each calendar year thereafter during which any Note or other amount under the Indenture is outstanding, a report addressed to the Board of Directors of the Servicer, the Board of Directors of the Seller and to the Purchaser and the Trustee, to the effect that such independent accountants have performed certain agreed upon procedures with respect to information contained in the Monthly Servicer Reports in the relevant period and with respect to the information contained in the accounts and records relating to the servicing of the Contracts, for such period, and report on any exceptions identified in their work. The procedures shall be agreed upon with the Trustee, the Servicer and the Purchaser and be consistent with professional auditing standards. The letter of the independent certified public accountants shall also indicate that such accounting firm is independent of the Servicer, the Seller and the Purchaser within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  SECTION 4.11 Access to Certain Information. The Servicer shall provide (and shall cause each subservicer or agent to provide) access to the Contract Files to the Purchaser and the Trustee when required by applicable statutes or regulations to have access to such documentation. Access shall be afforded without charge, but only upon reasonable request and during normal business hours which does not unreasonably interfere with the Servicer's, subservicer's or agent's, as applicable, normal operations or customer or employee relations. Nothing in this Section 4.11 shall affect the obligation of the Servicer and each subservicer or agent to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer or any subservicer or agent to provide access to information as a result of such obligation shall not constitute a breach of this Section 4.11.

                  SECTION 4.12 Weekly Servicer Verification. Not later than 3:00 p.m. (New York time) on the first Business Day of each week, commencing in the week following the initial Contract Purchase Date, the Servicer will deliver to the Purchaser and the Trustee a written statement verifying the amount delivered by the Servicer from the Lock Box Account to the Trustee for deposit into the Collection Account on each Business Day during the preceding week.

                                   ARTICLE V.

                            DISTRIBUTIONS; STATEMENTS

         SECTION 5.01 Accounts. The Servicer shall maintain the Lock-Box Account in accordance with the Lock Box Agreement and shall perform and comply with all of the Servicer's obligations thereunder. The Lock-Box Account shall be an account maintained with Bank of America or such other Lock-Box Bank as the Servicer may select; provided, however, that the Servicer shall give the Trustee prior written notice of any change in the location of the Lock-Box Account and the Servicer shall give at least 10 days prior written notice of the new location to each Obligor.

                  SECTION 5.02 Collections; Applications.

                  (a) The Servicer shall remit, or cause the Lock-Box Bank to remit, to the Collection Account all payments by the Obligors on the Contracts (including any Purchase Option Payment, any prepayments in full of a Contract and any applicable Payahead Amounts related to such Collection Period) other than Servicing Fees (to the extent that sufficient funds are allocated and available for that purpose as provided in Section 5.04) and Administrative Fees (which may be retained by the Servicer), and all Liquidation Proceeds and Insurance Proceeds and Hedge Proceeds, as collected during the Collection Period, as soon as practicable, but in no event later than the close of business on the second Business Day after receipt thereof (except as may be otherwise permitted in limited circumstances pursuant to Section 3.02(a) of the Indenture).

                  (b) Notwithstanding the provisions of subsection (a) hereof, the Servicer may retain, or will be entitled to be reimbursed from, amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Collection Period, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or payments due before the applicable Cut-Off Date or postings or checks returned for insufficient funds (provided that the Servicer accounts for such amounts in the Monthly Servicer Report for the related Collection Period). The amount to be retained or reimbursed hereunder shall not be included in funds available for distribution with respect to the related Monthly Payment Date.

                  (c) In those cases where a subservicer is servicing a Contract pursuant to a subservicing agreement and where required by the Rating Agency to maintain the rating on the Notes, the Servicer shall cause the subservicer to remit to the Collection Account as soon as practicable, but in no event later than the close of business on the second Business Day after receipt thereof by the subservicer (but subject to the provisions of paragraph (b)), the amounts referred to in Section 5.02(a) in respect of a Contract being serviced by the subservicer.

                  (d) Pending their deposit into the Collection Account, all collections, insurance Proceeds and Liquidation Proceeds shall be segregated by book-entry or similar form of identification on the Servicer's books and records and identified as the property of the Trustee.

                  SECTION 5.03 Additional Deposits. The Seller shall deposit, or cause to be deposited, into the Collection Account the aggregate Retransfer Amount pursuant to Section 3.03. All remittances shall be made to the Collection Account in Automated Clearinghouse Corporation next-day funds or immediately available funds, no later than 3:00 p.m., New York time, on the related Deposit Date.

                  SECTION 5.04 Distributions. The Servicer shall direct and instruct the Trustee to make the deposits, withdrawals and distributions to and from the Collection Account as provided for in the Indenture.

                  SECTION 5.05 Statements to Noteholders. At least three Business Days prior to each Monthly Payment Date, the Servicer shall prepare and deliver to the Trustee and the Rating Agency for distribution by the Trustee to each Noteholder, a statement setting forth for the related Collection Period the information specified to be furnished pursuant to Section 7.14 of the Indenture on each Monthly Payment Date. Within a reasonable period of time after the end of each calendar year, but not later than the latest date permitted by law or otherwise necessary to permit the Trustee to act under the last paragraph of
Section 7.14 of the Indenture, the Servicer shall furnish to the Trustee a statement prepared by the Servicer and delivered to the Trustee containing the sum of the amounts determined in clauses (ii) and (iii) of Section 7.14 of the Indenture for such calendar year. The Servicer shall also furnish any such other information as the Trustee may be required to deliver pursuant to Section 7.14 of the Indenture.

                                   ARTICLE VI.

                                   THE SELLER

                  SECTION 6.01 Additional Representations of the Seller. The Seller hereby makes the following representations as to itself on which the Purchaser and the Trustee shall rely. The representations shall speak as of the execution and delivery of this Agreement and as of each Contract Purchase Date, and shall survive each transfer of the Trust Property to the Purchaser.

                  (i) Organization and Good Standing; Authorization. The Seller has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation, with power and authority to own its assets and to transact the business in which it is currently engaged, and had at all relevant times, and has, power, authority, and legal right to acquire, own, assign and sell the Contracts and the other Trust Property.

                  (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the failure to obtain such qualification, licenses or approvals would have a material adverse effect on the Trust Property or on the Seller's ability to perform its obligations hereunder.

                  (iii) Power and Authority; Binding Obligations. The Seller has the corporate power and authority to make execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and by the availability of equitable remedies.

                  (iv) No Violation. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation, bylaws or other constitutive documents of the Seller, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Seller is a party or by which it is bound or to which its properties are subject; nor result in the creation or imposition of any lien, security interest, charge or encumbrance (except in favor of the Trustee for the benefit of the Noteholders) upon any of the property or assets of the Seller or any subsidiary thereof pursuant to the terms of any such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (other than this Agreement) to which the Seller or any subsidiary thereof is a party or by which the Seller or any subsidiary thereof is bound or to which any of the property or assets of any of them is subject; nor violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                  (v) No Proceedings. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Seller, threatened against the Seller or any of its properties or with respect to this Agreement or the Notes which, in the opinion of the Seller, has a reasonable likelihood of resulting in a material adverse effect on the Notes or the transactions contemplated by this Agreement.

                  (vi) No Consent Required. The Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority or agency in connection with the execution, delivery and performance of this Agreement (except as have been obtained), other than as may be required under the blue sky laws of any state.

                  (vii) Sale. This Agreement and each Bill of Sale will effect, on each Contract Purchase Date, a valid sale, transfer, and assignment of the Seller's interest in the Contracts and the related Contract Assets covered by such Bill of Sale, enforceable against creditors of and purchasers from the Seller.

                  (viii) Insolvency. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby were not made in contemplation of the insolvency of the Seller or after the commission of any act of insolvency by the Seller.

                  SECTION 6.02 Merger or Consolidation of Seller. Any entity (i) into which the Seller may be merged or consolidated, (ii) which may result from any merger, conversion or consolidation to which the Seller shall be a party, or
(iii) which may succeed to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement. The Seller may not enter into any merger, conversion, sale of all or substantially all of its assets or consolidation transactions unless (v) the surviving entity shall execute an agreement of assumption to perform every obligation of the Seller hereunder; (w) the Seller provides the Rating Agency with notice of such foregoing event and the name of such surviving entity and delivers to the Trustee a letter from the Rating Agency that such merger, conversion or consolidation will not result in a reduction of the ratings for the Notes; (x) immediately before and after giving effect to any such transaction, no representation or warranty made pursuant to Section 3.02 or 6.01 shall have been breached (for purposes hereof, such representations and warranties in Section 6.01 shall speak as of the date of consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; (y) the Seller shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement or assumption complies with this Section 6.02 and that all conditions precedent, if any, provided for in the agreement relating to such transaction have been complied with; and (z) the Seller shall have delivered to the Trustee an Opinion of Counsel, either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Trust Property as required herein, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                  SECTION 6.03 Limitation on Liability of Seller and Others. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Seller shall not be under any obligation under this Agreement to appear in, prosecute, or defend any legal action that shall be unrelated to its obligations under this Agreement.

                  SECTION 6.04 Covenants of Seller.

                  (a) The Seller shall execute and file such UCC financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the respective interests of the Purchaser and the Trustee in the Contracts, the Equipment, the other Contract Assets and the other Trust Property and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser and the Trustee, upon request, file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. In the event that the Seller fails to perform its obligations under this subsection, the Purchaser or the Trustee may do so, on the Seller's behalf, at the expense of the Seller. The Seller hereby grants the Purchaser and the Trustee a power of attorney to effectuate the provisions of the preceding sentence.

                  (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any UCC financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Purchaser and the Trustee at least 60 days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed UCC financing statements or continuation statements as requested by the Purchaser or the Trustee.

                  (c) The Seller shall give the Purchaser at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed UCC financing or continuation statement or of any new UCC financing statement and shall promptly file any such amendment as requested by the Purchaser or the Trustee. The Seller shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America. The Seller shall pay all filing fees or taxes payable in respect of any UCC financing or continuation statements required to be filed pursuant to this
Section 6.05.

                  (d) The Seller shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each).

                  (e) The Seller shall maintain its computer systems so that, from and after the time of sale hereunder of the Contracts to the Purchaser, the Seller's master computer records (including archives) that refer to a Contract shall indicate clearly the interest of the Purchaser in such Contract and that such Contract has been sold to the Purchaser and pledged by the Purchaser to the Trustee. Indication of the Purchaser's ownership of a Contract (and the Trustee's lien on the Contract) shall be deleted from or modified on the Seller's computer systems when, and only when, the Contract shall have been paid in full or repurchased and the Retransfer Amount has been paid.

                  (f) If at any time the Seller shall propose to sell, grant a security interest in, or otherwise transfer any interest in other equipment leases or installment sale contracts to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold to the Purchaser and pledged by the Purchaser to the Trustee.

                  (g) The Seller shall permit the Purchaser and the Trustee and their respective agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with its normal operations or customer or employee relations, to confer with the Seller's officers and relevant other personnel, to confer with the Seller's independent auditors and to inspect, audit, and make copies of and abstracts from its records regarding any Contract.

                  (h) Upon request by the Purchaser or the Trustee, the Seller shall furnish to the Purchaser or the Trustee (as the case may be), within five Business Days, a current composite Schedule of Contracts held by the Purchaser as of the end of the most recent Collection Period.

                  (i) The Seller shall deliver to the Purchaser and the Trustee, promptly after the execution and delivery of this Agreement and of each amendment hereto, an Opinion of Counsel either (a) stating that, in the opinion of such counsel, all UCC financing statements and continuation statements necessary to preserve and protect fully the interest of the Purchaser and the Trustee in the Contract Assets have been filed, or (b) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest and (c) stating that such amendment is in compliance with the terms of this Agreement and the Indenture.

                  SECTION 6.05 Other Liens or Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Contracts or any other Contract Assets or any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser and the Trustee in, to and under the Contract and the other Contract Assets against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations to the Trustee under this Section 6.05 shall terminate upon the termination of the Indenture pursuant to Section 11.01 thereof.

                  SECTION 6.06 Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the performance of its obligations hereunder and under the Indenture.

                  SECTION 6.07 Indemnification.

                  (a) The Seller shall indemnify, defend and hold harmless the Purchaser, the Trustee, and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from any breach of any of the Seller's representations and warranties contained herein or in any manner relating to or arising out of the transactions contemplated by this Agreement.

                  (b) The Seller shall indemnify, defend and hold harmless the Purchaser, the Trustee, and the Noteholders from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, operation or sale by the Seller or any Affiliate thereof of any item of Equipment.

                  (c) The Seller shall indemnify, defend and hold harmless the Purchaser, the Trustee, and the Noteholders from and against any taxes that may at any time be asserted against such persons with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the transfer and assignment of the Trust Property to the Trustee or the issuance and original sale of the Notes, which shall be indemnified by the Servicer pursuant to Section 7.02(ii) hereof and the Indenture) and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Seller under this Agreement or imposed against such Persons. In addition, the Trustee shall be indemnified by the Seller for any liability or assessment against the Trustee resulting from an error or omission in any tax or information return prepared by the Seller.

                  (d) The Seller shall indemnify, defend and hold harmless the Purchaser, the Trustee and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such persons through the gross negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the Seller's obligations and duties under this Agreement.

                  (e) The Seller shall indemnify, defend and hold harmless the Purchaser, the Trustee and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by the Seller of federal or state securities laws in connection with the registration or the sale of the Notes.

                  Indemnification under this Section 6.07 shall include reasonable fees and expenses of counsel plus expenses of litigation and shall survive termination of the Indenture pursuant to Section 11.01 thereof and the resignation and removal of the Trustee (unless such resignation or removal is caused by the Trustee's gross negligence or willful misconduct). The indemnity obligations hereunder shall be in addition to any obligation that the Seller may otherwise have.

                  SECTION 6.08 Sale. Each of the Seller and the Purchaser agrees to treat each conveyance pursuant to this Agreement and each Bill of Sale delivered hereunder for all purposes (subject to consolidation for financial accounting and tax purposes) as a sale of the Seller's interest in the Contracts and related Contract Assets, including all of the Seller's right, title and interest in and to the related Equipment, on all relevant books, records and other applicable documents.

                  The execution and delivery of this Agreement shall constitute an acknowledgement by the Seller and the Purchaser that each intends that the assignment and transfer herein contemplated constitute an outright sale and assignment to the Purchaser by the Seller of its interest in the Contracts, and the other Contract Assets and not for security, conveying good title in such interests free and clear of any liens, and that such interest shall not be a part of the Seller's estate in the event of the bankruptcy or the occurrence of another similar event, of, or with respect to, the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Purchaser, the Trustee or the Noteholders to the Seller, the parties intend that the Seller shall have granted to the Purchaser a security interest in all of the Seller's right, title and interest in the Contract Assets and that this Agreement shall constitute a security agreement under applicable law.

                  SECTION 6.09 Accounting Statements. The Seller will cooperate with the Purchaser and its independent public accountants in making available all information and taking all steps, in each case reasonably necessary to permit such accountants to deliver the letters required of them, if any, under the Indenture.

                                  ARTICLE VII.

                  THE SERVICER; REPRESENTATIONS AND INDEMNITIES

                  SECTION 7.01 Representations of the Servicer. The Servicer hereby makes the following representations on which the Trustee shall rely. The representations shall speak as of the execution and delivery of this Agreement, and shall survive the transfer of the Contracts and the other Trust Property to the Trustee.

                  (i) Organization and Good Standing. The Servicer has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation, with power and authority to own its assets and to transact the business in which it is currently engaged, and to acquire, own, sell, and service the Contracts and the other Trust Property and to hold the Contract Files as custodian on behalf of the Trustee.

                  (ii) Due Oualification. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in each jurisdiction in which the failure to obtain such qualifications, licenses or approvals would have a material adverse effect on the Trust Property or on the Servicer's ability to perform its obligations hereunder.

                  (iii) Power and Authority; Binding Obligations. The Servicer has the corporate power and authority to make, execute, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and by the availability of equitable remedies.

                  (iv) No Violation. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Servicer is a party or by which it is bound or to which its properties are subject; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the best of the Servicer's knowledge, any order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties.

                  (v) No Proceedings. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Servicer, threatened, against the Servicer or any of its properties or with respect to this Agreement or the Notes which, in the opinion of the Servicer, has a reasonable likelihood of resulting in a material adverse effect on the Notes or the transactions contemplated by this Agreement.

                  (vi) No Consent Required. The Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority or agency in connection with the execution, delivery and performance by the Servicer of this Agreement (except as have been obtained).

                  SECTION 7.02 Liability of Servicer; Indemnities. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer or the Seller under this Agreement and shall have no other obligations or liabilities hereunder.

                  (i) The Servicer shall indemnify, defend and hold harmless the Trustee, the Noteholders and the Seller from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, operation or sale by the Servicer or any Affiliate thereof of an item of Equipment.

                  (ii) The Servicer shall indemnify, defend and hold harmless the Trustee, the Noteholders and the Seller from and against any taxes that may at any time be asserted against such persons with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes (but not including any taxes asserted with respect to, and as of the date of, the transfer of the Contracts to the Purchaser or asserted with respect to ownership of the Trust Property by the Purchaser, which shall be indemnified by the Seller pursuant to Section 6.07(c) hereof) and costs and expenses in defending against the same, arising by reason of the acts to be performed by the Servicer under this Agreement or imposed against such Persons. In addition, the Trustee shall be indemnified by the Servicer for any liability or assessment against the Trustee resulting from any error or omission in any tax or information return prepared by the Servicer.

                  (iii) The Servicer shall indemnify, defend and hold harmless the Trustee, the Noteholders and the Seller from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon such persons through the actions or omissions of the Servicer or the willful misfeasance, gross negligence, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

                  (iv) The Servicer shall indemnify, defend and hold harmless the Trustee from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with (x) any claims, actions, suits or judgments asserted or imposed against it and arising out of the transactions contemplated by this Agreement or the Indenture, (y) any breach of any of the Servicer's representations or warranties contained herein and (z) the acceptance, administration or performance of the trusts and duties herein contained or set forth in the Indenture, except to the extent that such cost, expense, loss, claim, damage or liability:

                  (a) shall be due to the willful misfeasance, gross negligence or bad faith of the Trustee; (b) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Trustee pursuant to this Agreement or the Indenture; (c) shall arise from the Trustee's breach of the Indenture; or (d) shall be one as to which the Seller has reimbursed the Trustee.

                  For purposes of this Section, in the event of the termination of the rights and obligations of the Servicer pursuant to Section 8.01, or a resignation by the Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 8.02. Furthermore, indemnities in this Section 7.02 from the Servicer to the Trustee shall also include indemnities from the initial Servicer to the Trustee in its capacity as successor Servicer hereunder; provided that no failure or inability of the Servicer to provide or perform such indemnities shall in any respect alter or affect the Trustee's obligations to act as successor Servicer hereunder. For purposes of this Section, the reference to Trustee includes any director, officer, employee or agent of the Trustee.

                  Indemnification under this Section 7.02 shall include reasonable fees and expenses of counsel of each indemnified Person plus expenses of litigation. If the Servicer or the Seller shall have made any indemnity payments pursuant to this Section 7.02 and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer and/or the Seller, without interest. The indemnities under this
Section 7.02 shall survive the resignation or removal of the Servicer and the Trustee, the termination of this Agreement and the termination of the Indenture pursuant to Section 11.01 thereof.

                  SECTION 7.03 Merger or Consolidation of Servicer. Any entity
(i) into which the Servicer may be merged or consolidated, (ii) which may result from any merger, conversion, or consolidation to which the Servicer shall be a party, or (iii) which may succeed to all or substantially all of the business of the Servicer, shall be the successor to the Servicer hereunder without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. The Servicer may not enter into any merger, conversion, sale of all or substantially all of its assets or consolidation transaction unless (v) the surviving entity shall execute an agreement of assumption to perform every obligation of the Servicer hereunder; (w) the Servicer provides the Rating Agency with notice of such foregoing event and the name of such surviving entity and delivers to the Trustee a letter from the Rating Agency that such merger, conversion or consolidation will not result in a reduction or withdrawal of the then current rating of either Class of Notes by the Rating Agency; (x) immediately before and after giving effect to such transaction, no representation or warranty made pursuant to Section 7.01 shall have been breached (for purposes hereof, such representations and warranties in Section 7.01 shall speak as of the date of consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing; (y) the Servicer shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement or assumption complies with this Section 7.03 and that all conditions precedent, if any, provided for in the agreement relating to such transaction have been complied with; and (z) the Servicer shall have delivered to the Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all UCC financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trustee in the Trust Property as required herein, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

                  SECTION 7.04 Limitation on Liability of Servicer and Others.
(a) Neither the Servicer nor any agents of the Servicer shall be under any liability to the Trustee or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or errors in judgment; provided, however, that this provision shall not protect the Servicer or any such agent against any liability that would otherwise be imposed by reason of willful misfeasance, gross negligence, or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement or a breach of any representation or warranty of the Servicer contained herein.

                  (b) Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement; provided, however, that the Servicer may undertake, in accordance with the terms hereof, at its expense, any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders under this Agreement.

                  (c) The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder.

                  SECTION 7.05 Servicer Not to Resign. The Servicer shall not resign from its obligations and duties under this Agreement except upon determination that the performance of its duties shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of the Servicer shall be communicated to the Trustee and the Rating Agency at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel (which counsel shall be outside counsel) to such effect delivered to the Trustee concurrently with such notice. No such resignation shall become effective until the Trustee or another successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 8.02.

                  SECTION 7.06 Protection of Interest of Trust Property.

                  (a) The Servicer shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the respective interests of the Purchaser under this Agreement and of the Noteholders and the Trustee under the Indenture in the Trust Property and in the proceeds thereof. The Servicer shall deliver (or cause to be delivered) to the Trustee file-stamped copies, or filing receipts for, any document filed as provided above, as soon as available following such filing, upon request of the Trustee. In the event that the Servicer fails to perform its obligations under this subsection, the Trustee may (but shall not be required to) do so, on behalf of the Servicer, at the Servicer's expense. The Servicer hereby irrevocably appoints the Trustee its attorney-in-fact, and grants the Trustee a power of attorney, coupled with an interest and with full power or substitution, to effectuate the provisions of the preceding sentence.

                  (b) The Servicer shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of ss. 9-402(7) of the UCC, unless it shall have given the Trustee at least 60 days prior written notice thereof and unless the Servicer shall execute and file amended financing statements or continuation statements to cure such misleading effect.

                  (c) The Servicer shall give the Trustee at least 60 days prior written notice of any relocation of any of their respective principal executive offices if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Servicer shall at all times maintain each office from which it shall service Contracts, and the Servicer shall keep at all times its principal executive office and the Contract Files, within the United States of America. The Servicer, as applicable, shall pay all filing fees or taxes payable in respect of any financing or continuation statements required to be filed pursuant to this Section.

                  (d) The Servicer shall maintain (and shall cause any subservicer to maintain) accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account in respect of such Contract.

                  (e) If at any time the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in an equipment lease to any prospective purchaser, creditor or other transferee, the Servicer shall make available to such prospective purchaser, creditor, or other transferee computer tapes, records, or print-outs (including any restored from archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract is owned by the Trustee.

                  (f) The Servicer shall permit (and shall cause any subservicer to permit) the Trustee and its agents upon reasonable notice at any time during normal business hours which does not unreasonably interfere with the Servicer's (or such subservicer's) normal operations or customer or employee relations to inspect, audit, and make copies of and abstracts from the Servicer's (or such subservicer's) records regarding the Contracts.

                                  ARTICLE VIII.

                                     DEFAULT

                  SECTION 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

                  (i) any failure by the Servicer or the Seller to deliver to the Trustee, for distribution to Noteholders, any proceeds or payment required to be so delivered under the terms of this Agreement or the Indenture, in each case that continues unremedied for a period of three Business Days after the due date thereof; or

                  (ii) failure on the part of the Servicer or the Seller duly to observe or to perform in any material respect any other covenants or agreements of the Servicer, or the Seller set forth in the Notes, in the Indenture or in this Agreement, which failure shall (a) materially and adversely affect the rights of the Noteholders and (b) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (1) to the Servicer by the Trustee or (2) to the Trustee and the Servicer and the Seller (as the case may be) by the Noteholders of Notes evidencing not less than a majority of the Note Principal Balance of the Notes; or

                  (iii) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Servicer or the Seller in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Servicer or the Seller a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Servicer or the Seller under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Servicer, or the Seller or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any of the foregoing unstayed and in effect for a period of 90 consecutive days; or

                  (iv) the commencement by the Servicer or the Seller of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Servicer or the Seller in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Servicer or the Seller or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Servicer or the Seller in furtherance of any such action; or

                  (v) a final nonappealable judgment of a court of competent jurisdiction for more than $1,000,000 shall be entered against JLACC and shall not be stayed, vacated, bonded, paid or discharged within 30 days; or

                  (vi) JLACC shall fail to pay, when and as the same shall become due and payable (after giving effect to any applicable grace period), any principal or interest, regardless of amount, due in respect of any indebtedness of JLACC in a principal amount in excess of $5,000,000; provided, however, that such failure to pay shall not constitute an Event of Default pursuant to this clause if such non-payment is subject to good faith dispute by JLACC; or

                  (vii) as of the last day of any calendar month, the Three-Month Average Default Ratio for the Contracts exceeds 4.0%, or the Three-Month Average Delinquency Ratio for the Contracts exceeds 5.0%.

then, and in each and every case and so long as an Event of Default shall not have been remedied, the Trustee acting at the written direction of the Noteholders of Notes evidencing not less than 66-2/3% of the aggregate Note Principal Balance, by notice given in writing to the Servicer (and to the Trustee if given by the Noteholders), shall terminate all of the rights and obligations of the Servicer under this Agreement and/or direct the Obligors to make all payments under the Contracts directly to the Trustee. On or after the termination of the Servicer hereunder, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Trust Property or otherwise, shall pass to and be vested in the Successor pursuant to Section 8.02; and, without limitation, the Trustee shall be hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Contract Files or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, shall have been deposited by the Servicer in the Collection Account, or shall thereafter be received with respect to a Contract or any other portion of the Trust Property. All reasonable costs and expenses (including attorneys' fees) incurred by the Trustee and the successor Servicer in connection with the transfer of servicing to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses.

                  SECTION 8.02 Appointment of Successor Servicer.

                  (a) Upon the Servicer's receipt of notice of termination pursuant to Section 8.01 or upon resignation of the Servicer pursuant to Section 7.05, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement, and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the Servicer by the terms and provisions of this Agreement; provided that the Trustee as successor Servicer shall have no obligations whatsoever with respect to Sections 3.03, 4.05(c), 4.06, 4.10, or 7.02 and shall not be deemed at any time to have made any of the representations or warranties of the Servicer.

                  (b) Without limiting any of the foregoing, under no circumstance shall the Trustee (as successor Servicer) be deemed to have incurred any obligation to make any advance hereunder or to repurchase or substitute any Contracts.

                  (c) Prior to the time specified in Paragraph (a) of this Section, the Trustee shall have no obligation to perform any back-up or standby Servicer operations or functions.

                  (d) The Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such notice of termination or resignation had been given.

                  (e) The successor Servicer shall not be liable in any respect for any duties, responsibilities, obligations or liabilities of the Servicer or any predecessor Servicer arising prior to the date of the successor Servicer's assumption of duties or appointment.

                  (f) In the event the Trustee becomes the successor Servicer, the prior Servicer must agree to indemnify the Trustee against any claims or expenses arising out of such prior servicing performance and, notwithstanding the appointment of any successor Servicer, the initial Servicer shall continue to be obligated in favor of the Trustee with regard to Section 7.02 hereof; provided that no failure or inability of the initial Servicer to perform such obligations shall in any respect alter or affect the Trustee's obligations to act as successor Servicer hereunder.

                  (g) Notwithstanding the above, the Trustee shall, if it shall be legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established financial institution, having a net worth of not less than $10,000,000 and whose regular business shall include the servicing of equipment leases, as successor Servicer under this Agreement; provided that, pending such appointment, the Trustee shall continue to act as Servicer (unless it is legally unable to act as Servicer);

and provided further that (unless the Trustee is legally unable to act as Servicer, in which event the outgoing Servicer shall act as Servicer until the appointment) the appointment of any such successor Servicer will not result in the withdrawal or reduction of the outstanding rating assigned to the Notes of either Class by the Rating Agency. In connection with such appointment, the Trustee may make such arrangements for the compensation of such successor Servicer out of payments on the Trust Property as it and such successor Servicer shall agree; provided, however, that the amount of such compensation shall not exceed a reasonable fee (taking into account the estimated costs of servicing and a reasonable profit). Such reasonable fee shall be determined by the Trustee, but shall not be greater in any month than the Servicing Fee would be if the Servicing Fee Rate were 1.0% per annum, and provided such fee is paid solely from the Collection Account in accordance with the priorities of payment specified in Section 3.07(b) and the other provisions of the Indenture. The Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Trustee (unless the Trustee is legally unable to act as Servicer, in which event the outgoing Servicer shall act as Servicer until the appointment, and the acceptance of appointment) shall not be relieved of its duties as successor Servicer under this Section 8.02 until the newly appointed successor Servicer shall have assumed the responsibilities and obligations of the Servicer under this Agreement.

                  (h) The outgoing Servicer shall provide the successor Servicer With all files, computer tapes and software, ledgers and records, and access to all Servicer locations and personnel, that (in each case) are necessary to enable the successor Servicer to perform the Servicer's duties hereunder.

                  (i) Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making any distribution hereunder or any portion thereof caused solely by the failure or delay of the outgoing Servicer to deliver cash, documents, files, computer tapes, ledgers or records to it or otherwise on account of the inaccuracy of any information that it receives from the outgoing Servicer.

                  (j) Notwithstanding the foregoing provisions of this Section, the Trustee upon becoming obligated to be successor Servicer hereunder may designate another Person to instead be such successor Servicer, with the prior written approval of each Noteholder and with a letter from the Rating Agency stating that such designation would not result in the ratings on the Notes to be withdrawn or downgraded; provided that such approvals are obtained from each Noteholder and the Rating Agency and such Person agrees in writing to be the successor Servicer in substantially such manner as the Trustee would have been for all purposes of this Agreement.

                  SECTION 8.03 Notification to Noteholders. Upon any notice of an Event of Default or upon any termination of the Servicer or appointment of a successor Servicer pursuant to this Article VIII, the Trustee shall give written notice within two Business Days thereof to Noteholders at their respective addresses of record and to the Rating Agency.

                  SECTION 8.04 Waiver of Past Defaults. The Noteholders holding Notes evidencing not less than 66-2/3% of the Note Principal Balance of all Notes may, on behalf of all Noteholders, waive any default by the Servicer (or, so long as JLACC is the Servicer, the Seller) in the performance of its obligations hereunder and its consequences, except a default in the failure to make any required deposits to or payments from the Collection Account in accordance with this Agreement, which shall require the consent of 100% of the Noteholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

                  SECTION 9.01 Amendment. This Agreement may be amended in writing by the Seller, the Servicer and the Purchaser, with the consent of the Trustee, without prior notice to or the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement which may be inconsistent with any other provision herein, or to add any other provisions with respect to matters or questions arising under this Agreement which are not inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely and materially affect the interests of the Trustee or any Noteholder. A copy of any such amendment shall be delivered by the Servicer to the Rating Agency promptly following the execution and delivery thereof.

                  This Agreement may also be amended in writing from time to time by the Seller, the Servicer and the Purchaser, subject to the receipt by the Purchaser and the Trustee of notice in writing from the Rating Agency that the execution and delivery of such amendment would not result in the reduction or withdrawal of the then-current rating of the Notes of either Class by the Rating Agency, with the consent of the Trustee acting with the consent of Noteholders evidencing not less than 66-2/3% of the Note Principal Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments of Contracts, or distributions that shall be required to be made on any Note or (b) reduce the aforesaid percentage required to consent to any such amendment, in each case without the consent of Noteholders of all Notes then outstanding. Promptly after the execution of any such amendment or consent, the Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder. Further, any amendment, modification or waiver of this Agreement which affects the rights, duties or obligations of LTCB Trust Company (as Trustee or as successor Servicer) or The Bank of New York (as Backup Trustee, Trustee or successor Servicer) may only be effected with the prior written consent of (as applicable) LTCB Trust Company or The Bank of New York, in their respective capacities.

                  SECTION 9.02 Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 9.03 Governing Law. This Agreement shall be construed in accordance with the substantive laws of the State of New York (without regard to conflicts of laws) and the obligations, rights, and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  SECTION 9.04 Notices. All demands, notices, and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, telecopy or courier, return receipt requested, and shall be deemed to have been duly given upon receipt

                      (a)  in the case of the Seller and the Servicer,

                           JLA Credit Corporation
                           12677 Alcosta Boulevard
                           Suite 430
                           San Ramon, California 94583
                           Attention: President
                           Telephone: (510) 277-3323
                           Telecopier: (510) 277-0565

                      (b)  in the case of the Purchaser,

                           JLA Funding Corporation III
                           12677 Alcosta Boulevard
                           Suite 430
                           San Ramon, California 94583
                           Attention: Treasurer
                           Telephone: (510) 277-3314
                           Telecopier: (510) 327-0228

                  A copy of notice sent to either party hereto shall be sent by first class mail, postage prepaid, to the Trustee at 165 Broadway, New York, New York 10006, Attention: Corporate Trust Administration.

                   SECTION 9.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Notes or the rights of the Noteholders thereof.

                  SECTION 9.06 Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 or Section 7.03, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Trustee and Noteholders of Notes evidencing not less than 66-2/3% of the Note Principal Balance.

                  SECTION 9.07 Submission to Jurisdiction, Venue. The parties hereto with respect to any action or claim brought against or by the Trustee submit to jurisdiction in the state or federal courts in New York, New York, and agree to New York, New York as the venue for any such claim or action. The Purchaser hereby irrevocably designates and appoints Corporation Service Company (the "Agent"), which on the date hereof has an office located at 80 State Street, Albany, New York 12207, Tel.: (518) 433-4740, Fax: (518) 433-4741, as
its authorized agent upon whom process may be served in any such suit or proceeding. The Purchaser further agrees that, to the extent permitted by applicable law, service of process upon the Agent shall be deemed in every respect effective service of process upon the Purchaser in any such suit or proceeding. Each of the Seller and the Servicer hereby irrevocably designates and appoints the Agent, as its authorized agent upon whom process may be served in any suit or proceeding related to the transactions contemplated by this Agreement. Each of the Seller and the Servicer further agrees that, to the extent permitted by applicable law, service of process upon the Agent shall be deemed in every respect effective service of process upon the Seller or the Servicer in any suit or proceeding related to the transactions contemplated by this Agreement.

                  SECTION 9.08 No Bankruptcy Petition. Each of JLACC and the Servicer covenants and agrees that, prior to the date which is one year and one day after the payment in full of all debt securities issued by the Purchaser, it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law. The Purchaser represents, warrants, and covenants that it has obtained, and will in the future obtain, a no-petition agreement from each and every Person that enters into any agreement of any kind with the Purchaser.

                  SECTION 9.09 Rule 144A Information. For so long as the Notes are "restricted securities" within the meaning of Rule 144A of the Securities Act, the Seller and the Servicer agree to cooperate with each other to provide to any Noteholder and to any prospective purchaser of Notes designated by such a Noteholder, upon the request of such Noteholder or prospective purchaser, any information that is required to be provided to such Noteholder or prospective purchaser to satisfy Rule 144A(d)(4) (or any successor provision) under the Securities Act. The Seller will be responsible for the physical delivery of any such information so requested.

                  SECTION 9.10 Limited Recourse. Each of the Seller and the Servicer agrees that any payments to be made by the Purchaser hereunder shall be made only to the extent that the Purchaser has funds available for such purpose. The parties hereto agree, further, that the obligations of the Purchaser to make any payment pursuant to this Agreement shall be subject entirely to the availability of funds to the Purchaser and to the priorities of payment specified in the Indenture and no insufficiency of such available funds shall constitute a claim against the Purchaser. The provisions of this Section shall survive any termination of this Agreement.

                  SECTION 9.11 Trustee Rights. Each of the Seller and the Servicer agrees that the Trustee and the Backup Trustee shall be a third party beneficiary of this Agreement as if it were a party hereto with all corresponding rights. In addition, each of the Seller and the Servicer expressly acknowledges and agrees that all of the Purchaser's right, title and interest in, to and under this Agreement, and each Bill of Sale delivered hereunder, is being collaterally assigned and pledged by the Purchaser to the Trustee for the benefit of the Noteholders pursuant to the Indenture in order to secure the Purchaser's obligations under the Indenture and the Notes.

                  IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective offices as of the day and year first above written.

                                              JLA CREDIT CORPORATION,
                                                Seller and Servicer


                                              By: /s/ Mitsamasa Sakka
                                                 ---------------------------
                                                 Name: Mitsamasa Sakka
                                                 Title: President


                                              JLA FUNDING CORPORATION III,
                                                 Purchaser


                                              By: /s/ Steven A. Dietsch
                                                  -------------------------
                                                  Name: Steven A. Dietsch
                                                  Title: Treasurer


 Consented and Agreed to:

 LTCB TRUST COMPANY,
  not in its individual capacity
  but solely in its capacity
  as Trustee


 By:
    -------------------------------
    Name:
    Title:








 THE BANK OF NEW YORK,
  not in its individual capacity
  but solely in its capacity
  as Backup Trustee




By:
   ---------------------------------
   Name:
   Title:

                  IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective offices as of the day and year first above written.


                                              JLA CREDIT CORPORATION,
                                                Seller and Servicer


                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


                                              JLA FUNDING CORPORATION III,
                                                Purchaser



                                              By:
                                                 -----------------------------
                                                 Name:
                                                 Title:



Consented and Agreed to:

LTCB TRUST COMPANY,
 not in its individual capacity
 but solely in its capacity
 as Trustee



By: /s/ Ronald N. Lamendola
    ---------------------------------
    Name: Ronald N. Lamendola
    Title: Senior Vice President




THE BANK OF NEW YORK,
 not in its individual capacity
 but solely in its capacity
 as Backup Trustee




By:
   ----------------------------------
   Name:
   Title:

                 IN WITNESS WHEREOF, the parties have caused this Sale and Servicing Agreement to be duly executed by their respective offices as of the day and year first above written.



                                              JLA CREDIT CORPORATION,
                                                Seller and Servicer



                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:




                                              JLA FUNDING CORPORATION III,
                                                Purchaser



                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:



Consented and Agreed to:

LTCB TRUST COMPANY,
 not in its individual capacity
 but solely in its capacity
 as Trustee


By:
   -----------------------------------
   Name:
   Title:




THE BANK OF NEW YORK,
 not in its individual capacity
 but solely in its capacity
 as Backup Trustee


By: /s/ Reyne A. Macadaeg
   -----------------------------------
   Name:  Reyne A. Macadaeg
   Title: Assistant Vice President

                                                                     EXHIBIT A

                             [FORM OF BILL OF SALE]

                                  BILL OF SALE

                      FOR VALUE RECEIVED, JLA CREDIT CORPORATION, a Delaware corporation (the "Seller"), hereby sells, transfers and assigns to JLA FUNDING CORPORATION III, a Delaware corporation (the "Purchaser"), without recourse, all of the right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under all accounts, money, chattel paper, securities, instruments, documents, deposit accounts, certificates of deposit, letters of credit, advices of credit, banker's acceptances, uncertificated securities, general intangibles, contract rights, goods and other property consisting of, arising from or relating to the Contracts listed on Schedule I hereto (the "Schedule of Contracts"), including, without limitation, (a) all Contract Payments, Retransfer Amounts and other amounts due or becoming due with respect thereto (other than any payments due pursuant to the terms of any Contract on or before the last day of the calendar month preceding the date hereof or such other date as is specified as the cut-off date in the attached Schedule of Contracts (the "related Cut-Off Date"), (b) all rights of the Seller to or under any guarantees of or collateral for the Obligor's obligations under any Contract, (c) the amounts representing Security Deposit Offsets applied to unpaid Contract Payments and Purchase Option Payments due on or to become due after the applicable Cutoff Date, any guaranty relating to a Contract and all moneys constituting collections on such Contracts from time to time on deposit in the Lock-Box Account, (d) all rights of the Seller under any program agreement, purchase agreement, assignment agreement, or other document pursuant to which the Seller acquired an interest in any Contract and the Equipment subject thereto and any support agreements or guarantees related thereto, and
(e) each Insurance Policy, if any, covering Equipment, including any Insurance Proceeds received pursuant to such Insurance Policy after the applicable Cut-off Date, and (f) all proceeds of any of the foregoing. The Seller hereby also sells, transfers and assigns to the Purchaser all of the Seller's right, title and interest in and to all Equipment covered by each of the Contracts listed in the Schedule of Contracts and all proceeds thereof. The Seller warrants to the Purchaser that the right, title and interest assigned hereby are not subject to any lien, claim or encumbrance. Although the parties intend, and have expressly so stated, that the conveyance of the Seller's right, title and interest in, to and under the Contracts (including the related Equipment) pursuant to this Bill of Sale shall constitute a purchase and sale and not a financing, in order to protect the Purchaser in the event that, despite such express intention that the transaction be treated as a sale, such conveyance is deemed to be a financing, the Seller hereby grants to the Purchaser a first priority security interest in all of the Seller's right, title and interest in, to and under the Contracts, including all proceeds thereof, to secure the repayment of such financing, and agrees that this Bill of Sale shall constitute a security agreement under applicable law. All capitalized terms used in this Bill of Sale and not defined herein shall have the meanings assigned to such terms in the Sale and Servicing Agreement. The Seller hereby additionally represents and warrants to the Purchaser that all representations and warranties of Seller with respect to the Contracts in Section 3.02 of the Sale and Servicing Agreement are true and correct as of the date hereof.

                  IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the date set forth below.


Dated:                                        JLA CREDIT CORPORATION,
       -----------------------                   a Delaware corporation


                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title:


Accepted:                                     JLA FUNDING CORPORATION III,
                                                 a Delaware corporation


                                                 By:
                                                    ---------------------------
                                                    Name:
                                                    Title:
























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